Exhibit 10.1

FORM OF INDEMNIFICATION AGREEMENT

This INDEMNIFICATION AGREEMENT (the “Agreement”) is made and entered into as of             , 2020, by and between ManTech International Corporation, a Delaware corporation (the “Company”), and                      (“Indemnitee”).

RECITALS:

A.    The Company recognizes the continued difficulty in obtaining liability insurance for its directors, officers, employees, controlling persons, fiduciaries and other agents and affiliates, the significant increases in the cost of such insurance and the general reductions in the coverage of such insurance.

B.    The Company further recognizes the substantial increase in corporate litigation in general, subjecting directors, officers, employees, controlling persons, fiduciaries and other agents and affiliates to expensive litigation risks at the same time as the availability and coverage of liability insurance has been severely limited.

C.    The current protection available to directors, officers, employees, controlling persons, fiduciaries and other agents and affiliates of the Company may not be adequate under the present circumstances, and directors, officers, employees, controlling persons, fiduciaries and other agents and affiliates of the Company (or persons who may be alleged or deemed to be the same), including the Indemnitee, may not be willing to continue to serve or be associated with the Company in such capacities without additional protection.

D.    The Company (a) desires to attract and retain the involvement of highly qualified persons, such as Indemnitee, to serve and be associated with the Company, and (b) accordingly, wishes to provide for the indemnification and advancement of expenses to the Indemnitee to the maximum extent permitted by law.

E.    Indemnitee is willing to serve, continue to serve, and to take on additional service for or on behalf of the Company on the condition that he or she be indemnified to the fullest extent permitted by law.

F.    The Certificate of Incorporation and Bylaws of the Company requires the Company to indemnify its directors and officers to the fullest extent permitted by law.

G.    Indemnitee is serving as a director and/or officer of the Company.

H.    In view of the considerations set forth above, the Company desires that Indemnitee shall be indemnified and advanced expenses by the Company as set forth herein.

AGREEMENTS:

NOW, THEREFORE, in consideration of the foregoing premises, Indemnitee’s agreement to continue to serve the Company, directly or, at its request, another entity or enterprise, and the covenants contained in this Agreement, the Company and Indemnitee hereby covenant and agree as follows:

1.    Certain Definitions.

(a)    “Acquiring Person” shall mean any Person other than (i) the Company, (ii) any of the Company’s Subsidiaries, (iii) any employee benefit plan of the Company or of a Subsidiary of the Company or of a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, (iv) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or of a Subsidiary of the Company or of a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, or (v) any Person (including the heirs, assigns and successors thereof) who as of the date of this Agreement is a “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934 (the “Exchange Act”)), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the outstanding Voting Securities of the Company.

(b)    A “Change of Control” shall be deemed to have occurred if:

(i)    an Acquiring Person is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the then outstanding Voting Securities of the Company; or

(ii)    during any period of two consecutive years, Incumbent Directors cease for any reason to constitute a majority of the Board of Directors of the Company; or

(iii)    the stockholders of the Company approve a merger or consolidation of the Company with any other corporation or partnership (or, if no such approval is required, the consummation of such a merger or consolidation of the Company), other than a merger or consolidation which would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the Voting Securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

(iv)    the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company (in one transaction or series of related transactions) of all or substantially all the Company’s assets (or, if no such approval is required, the decision by the Board of Directors of the Company to proceed with such a liquidation, sale, or disposition).

(c)    “Claim” shall mean any threatened, asserted, pending, or completed civil, criminal, administrative, investigative claim, audit, demand, complaint, hearing or other action, suit, or proceeding of any kind whatsoever, including any arbitration or other alternative dispute resolution mechanism, or any appeal of any kind thereof, or any formal or informal examination, inspection, inquiry or investigation (including discovery), whether instituted by the Company, any governmental agency, or any other party (including, without limitation, any federal, state or other governmental entity) and whether made pursuant to federal, state or other law, that Indemnitee reasonably determines in good faith might lead to the institution of any such claim, audit, demand, complaint, hearing or other action, suit, or proceeding, whether civil, criminal, administrative, investigative, or other, including any arbitration or other alternative dispute resolution mechanism.

(d)    “Expenses” shall mean any and all direct and indirect costs, losses, claims, damages, fees, expenses and liabilities, joint or several (including attorneys’ fees and all other costs, expenses and obligations incurred in connection with investigating, prosecuting, defending, being a witness in, or being made (or asked) to respond to discovery requests or other requests for information, or participating in (including on appeal), or preparing to investigate, prosecute, defend, be a witness in, make or respond to discovery requests or other requests for information, or participate in (including on appeal), any claim, audit, demand, complaint, action, suit, proceeding, arbitration, alternative dispute resolution mechanism, hearing, inquiry or investigation), judgments, fines, interest, penalties and amounts paid in settlement (if such settlement is approved in advance by the Company, which approval shall not be unreasonably withheld or delayed) actually and reasonably incurred, arising out of or resulting from any Claim relating to an Indemnifiable Event and any federal, state, local or foreign taxes imposed on the Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement.

(e)    “Incumbent Directors” shall mean (1) individuals who, as of the date hereof, constitute the Board of Directors of the Company, (2) any new director whose election by the Board of Directors of the Company or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors as of the date hereof or whose election or nomination for election was previously so approved and (3) any new director whose election was approved by any Person, including the heirs, assigns and successors thereof, that holds at least fifty percent (50%) of the combined voting power of the Company’s outstanding Voting Securities as of the date of this Agreement.

(f)    “Indemnifiable Event” shall mean an actual or asserted event or occurrence, whether occurring before, on, or after the date of this Agreement, related to the fact that Indemnitee is or was a director, officer, employee, agent, or fiduciary of the Company, or is or was serving on behalf of the Company or at the request of the Company as a director, officer, employee, trustee, agent, or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust, or other entity or enterprise, or by reason of anything done or not done by Indemnitee in any such capacity (in all cases regardless of whether or not Indemnitee is acting or serving in any such capacity or has such status at the time any Expenses or liabilities are incurred for which indemnification, advancement or any other right can be provided by this Agreement). For purposes of this Agreement, the Company agrees that Indemnitee’s service on behalf of or with respect to any Subsidiary of the Company shall be deemed to be at the request of the Company.

(g)    “Person” shall mean any person or entity of any nature whatsoever, specifically including an individual, a firm, a company, a corporation, a partnership, a trust or other entity. A Person, together with that Person’s Affiliates and Associates (as those terms are defined in Rule 12b-2 under the Exchange Act), and any Persons acting as a partnership, limited partnership, joint venture, association, syndicate, or other group (whether or not formally organized), or otherwise acting jointly or in concert or in a coordinated or consciously parallel manner (whether or not pursuant to any express agreement), for the purpose of acquiring, holding, voting, or disposing of securities of the Company with such Person, shall be deemed a single “Person.”

(h)    “Reviewing Party” shall mean (i) the Company’s Board of Directors (or a duly appointed and authorized committee thereof), acting by a majority of members of the Company’s Board of Directors who are not a party to, or otherwise involved in, the particular Claim for which Indemnitee is seeking indemnification or (ii) if requested by the Indemnitee pursuant to Section 3, Special Counsel.

(i)    “Special Counsel” shall mean special, independent counsel selected by Indemnitee and approved by the Company (which approval shall not be unreasonably withheld or delayed), and who has not otherwise performed services for the Company or for Indemnitee within the last three years (other than as Special Counsel under this Agreement or similar agreements).

(j)    “Subsidiary” shall mean, with respect to any Person, any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by that Person.

(k)    “Voting Securities” shall mean any securities that vote generally in the election of directors or in the selection of any other similar governing body.

2.    Basic Indemnification and Expense Reimbursement Arrangement.

(a)    In the event Indemnitee was, is, or becomes subject to, a party to or witness or other participant in, or is threatened to be made subject to, a party to or witness or other participant in, a Claim by reason of (or arising in whole or in part out of or related to) an Indemnifiable Event, the Company shall indemnify Indemnitee, or cause Indemnitee to be indemnified, to the fullest extent permitted by Delaware law in effect on the date hereof and as amended from time to time; provided, however, that no change in Delaware law shall have the effect of reducing the benefits available to Indemnitee hereunder based on Delaware law as in effect on the date hereof or as such benefits may improve as a result of any amendments after the date hereof. The rights of Indemnitee provided in this Section 2 shall include, without limitation, the rights set forth in the other sections of this Agreement. Payments pursuant to this Section 2(a) shall be made as soon as practicable but in any event no later than 30 days after written demand is presented to the Company, against any and all Expenses, (including all interest, assessments, and other charges paid or payable in connection with or in respect of such Expenses, judgments, fines, penalties, or amounts paid in settlement) of or with respect to that Claim. Notwithstanding the foregoing, the obligations of the Company under Section 2(a) shall be subject to the condition that the Reviewing Party shall not have reasonably determined in good faith (in a written unqualified opinion, in any case in which Special Counsel referred to in Section 3 hereof is involved) that Indemnitee would not be permitted to be indemnified under applicable law. Nothing contained in this Agreement shall require any determination under this Section 2(a) to be made by the Reviewing Party prior to the disposition or conclusion of the Claim against the Indemnitee; provided, however, that Expense Advances, as defined below, shall continue to be made by the Company pursuant to and to the extent required by the provisions of Section 2(b).

(b)    If so requested by Indemnitee, the Company shall pay any and all Expenses incurred by Indemnitee (or, if applicable, reimburse Indemnitee for any and all Expenses incurred by Indemnitee and previously paid by Indemnitee) within five business days after such request (an “Expense Advance”). The Company shall be obligated to make or pay an Expense Advance in advance of the final disposition or conclusion of any Claim. In connection with any request for an Expense Advance, if requested by the Company, Indemnitee or Indemnitee’s counsel shall submit an affidavit stating that the Expenses incurred were reasonable. Any dispute as to the reasonableness of any Expense shall not delay an Expense Advance by the Company, and the Company agrees that any such dispute shall be resolved only upon the disposition or conclusion of the underlying Claim against the Indemnitee. If, when, and to the extent that the Reviewing Party determines that Indemnitee would not be permitted to be indemnified with respect to a Claim under applicable law, the Company shall be entitled to be reimbursed by Indemnitee and Indemnitee hereby agrees to reimburse the Company without interest (which agreement shall be an unsecured obligation of Indemnitee) within 30 days of such determination for all related Expense Advances theretofore made or paid by the Company; provided, however, that if Indemnitee has commenced legal proceedings in a court of competent jurisdiction to secure a determination that Indemnitee should be indemnified under applicable law, any determination made by the Reviewing Party that Indemnitee would not be permitted to be indemnified under applicable law shall not be binding and Indemnitee shall not be required to reimburse the Company for any Expense Advance, and the Company shall be obligated to continue to make Expense Advances, until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed, it being acknowledged and agreed that the cost of the proceeding is an indemnifiable Expense hereunder unless Indemnitee shall have been finally determined not to be entitled to indemnification hereunder). If there has not been a Change of Control, the Reviewing Party shall be selected by the Board of Directors of the Company. If there has been a Change of Control (other than a Change in Control which has been approved by a majority of the Company’s Board of Directors who were directors immediately prior to such Change in Control), the Reviewing Party shall be advised by or shall be Special Counsel referred to in Section 3 hereof, if and as Indemnitee so requests. If there has been no determination by the Reviewing Party or if the Reviewing Party determines that Indemnitee substantively would not be permitted to be indemnified in whole or in part under applicable law, Indemnitee shall have the right to commence litigation in any court in the State of Delaware having subject matter jurisdiction thereof and in which venue is proper seeking an initial determination by the court or challenging any such determination by the Reviewing Party or any aspect thereof, and the Company hereby consents to service of process and to appear in any such proceeding. In the absence of any such litigation, any determination by the Reviewing Party shall be conclusive and binding on the Company and Indemnitee.

3.    Change of Control. The Company agrees that, if there is a Change of Control (other than a Change in Control which has been approved by at least two-thirds of the Company’s Board of Directors who were directors immediately prior to such Change in Control) and if Indemnitee requests in writing that Special Counsel advise the Reviewing Party or be the Reviewing Party, then the Company shall not deny any indemnification payments (and Expense Advances shall continue to be paid by the Company pursuant to Section 2(b)) that Indemnitee requests or demands under this Agreement or any other agreement or law now or hereafter in effect relating to Claims for Indemnifiable Events; provided, however, that the Reviewing Party shall not have reasonably determined in good faith (in a written unqualified opinion, in any case in which Special Counsel is involved) that Indemnitee would not be permitted to be indemnified under applicable law. The Company further agrees not to request or seek reimbursement from Indemnitee of any related Expense Advances unless, with respect to a denied indemnification payment, Special Counsel has rendered its written unqualified opinion to the Company and Indemnitee that the Company would not be permitted under applicable law to pay Indemnitee such indemnification payment. The Company agrees to pay the reasonable fees of Special Counsel referred to in this Section 3 and to indemnify fully Special Counsel against any and all expenses (including attorneys’ fees), claims, liabilities, and damages arising out of or relating to this Agreement or Special Counsel’s engagement pursuant hereto.

4.    Notification and Defense of Claims.

(a)    Notice. Promptly after receipt by Indemnitee of notice of the commencement of any Claim, Indemnitee shall, if a claim in respect thereof is to be made against the Company under this Agreement, notify the Company (addressed to the Chief Executive Officer) of the commencement thereof; but the omission so to notify the Company will only relieve the Company of the obligations that it has to Indemnitee under this Agreement (i) if, and to the extent that, the Company has been materially prejudiced by Indemnitee’s failure to so notify the Company, and (ii) as provided in Section 4(c). Indemnitee shall give the Company such information and cooperation as it may reasonably require and as shall be within Indemnitee’s power.

(b)    Defense. With respect to any Claim as to which Indemnitee notifies the Company of the commencement thereof, the Company will be entitled to participate in the Claim at its own expense and except as otherwise provided below, to the extent the Company so wishes, it may assume the defense thereof with counsel reasonably satisfactory to Indemnitee. After notice from the Company to Indemnitee of its election to assume the defense of any Claim, the Company shall not be liable to Indemnitee under this Agreement or otherwise for any Expenses subsequently incurred by Indemnitee in connection with the defense of such Claim other than reasonable costs of investigation or as otherwise provided below. Indemnitee shall have the right to employ legal counsel in such Claim, but all Expenses related thereto incurred after notice from the Company of its assumption of the defense shall be at Indemnitee’s expense unless: (i) the employment of legal counsel by Indemnitee has been authorized by the Company; (ii) Indemnitee has reasonably determined that there may be an actual or potential conflict of interest between Indemnitee and the Company in the defense of the Claim; (iii) the named parties in any such Claim (including any impleaded parties) include the Company or any Subsidiary of the Company, on the one hand, and Indemnitee, on the other hand, and Indemnitee concludes, after consultation with counsel, that there may be one or more legal defenses available to him or her that are different from or in addition to those available to the Company or any Subsidiary of the Company; (iv) after a Change of Control, the employment of counsel by Indemnitee has been approved by the Special Counsel; (v) Indemnitee may be subject to criminal liability or that injunctive relief may be available or (vi) the Company shall not in fact have employed counsel to assume the defense of such Claim, in each of which cases all Expenses of the Claim shall be borne by the Company. The Company shall not be entitled, without the consent of Indemnitee, to assume the defense of any Claim brought by or on behalf of the Company, or as to which Indemnitee shall have made the determination provided for in (ii) and (iii) above or under the circumstances provided for in (iv), (v) and (vi) above.

(c)    Settlement of Claims. The Company shall not be liable to indemnify Indemnitee under this Agreement or otherwise for any amounts paid in settlement of any Claim effected without the Company’s written consent, such consent not to be unreasonably withheld, conditioned or delayed; provided, however, that if a Change of Control has occurred, the Company shall be liable for indemnification of Indemnitee for amounts paid in settlement if the Special Counsel has approved the settlement. The Company shall not settle any Claim in any manner that would impose any penalty or limitation on Indemnitee without Indemnitee’s written consent.

5.    Indemnification for Additional Expenses. The Company shall indemnify Indemnitee, or cause Indemnitee to be indemnified, against any and all Expenses and, if requested by Indemnitee, shall (within five business days of that request) advance those costs and expenses to Indemnitee, that are incurred by Indemnitee in connection with any claims asserted against or action brought by Indemnitee for (i) indemnification or advance payment of Expenses by the Company under this Agreement or any other agreement or provision of the Company’s Certificate of Incorporation or Bylaws now or hereafter in effect relating to Claims for Indemnifiable Events or (ii) recovery under any directors’ and officers’ liability insurance policies maintained by the Company, regardless of whether Indemnitee ultimately is determined to be entitled to that indemnification, advance expense payment, or insurance recovery, as the case may be.

6.    Partial Indemnity. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the Expenses relating to a Claim but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled. Moreover, notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any or all Claims relating in whole or in part to an Indemnifiable Event or in defense of any issue or matter therein, including dismissal without prejudice, Indemnitee shall be indemnified against all Expenses incurred in connection therewith.

7.    Exceptions. Any other provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement:

(a)    Excluded Action or Omissions. To indemnify, exonerate or hold harmless Indemnitee for Expenses resulting from acts, omissions or transactions for which Indemnitee is prohibited from receiving indemnification, exoneration or hold harmless rights under this Agreement or applicable law; provided, however, that notwithstanding any limitation set forth in this Section 7(a) regarding the Company’s obligation to provide indemnification, exoneration or hold harmless rights to Indemnitee, Indemnitee shall be entitled under Section 2(b) to receive Expense Advances hereunder with respect to any such Claim unless and until a court having jurisdiction over the Claim shall have made a final judicial determination (as to which all rights of appeal therefrom have been exhausted or lapsed) that Indemnitee has engaged in acts, omissions or transactions for which Indemnitee is prohibited from receiving indemnification under this Agreement or applicable law.

(b)    Claims Initiated by Indemnitee. To indemnify, exonerate or hold harmless or make Expense Advances to Indemnitee with respect to Claims initiated or brought voluntarily by Indemnitee and not by way of defense, counterclaim or cross claim, except (i) with respect to actions or proceedings brought to establish or enforce an indemnification, exoneration or hold harmless rights under this Agreement or any other agreement or insurance policy or under the Company’s Certificate of Incorporation or Bylaws now or hereafter in effect relating to Claims for Indemnifiable Events, (ii) in specific cases if the Board of Directors of the Company has approved the initiation or bringing of such Claim, or (iii) as otherwise required under Section 145 of the DGCL, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, exoneration, hold harmless rights, Expense Advances or insurance recovery, as the case may be.

(c)    Lack of Good Faith. To indemnify, exonerate or hold harmless Indemnitee for any Expenses incurred by the Indemnitee with respect to any action instituted (i) by Indemnitee to enforce or interpret this Agreement, if a court having jurisdiction over such action determines that each of the material assertions made by the Indemnitee as a basis for such action was not made in good faith or was frivolous, or (ii) by or in the name of the Company to enforce or interpret this Agreement, if a court having jurisdiction over such action determines that each of the material defenses asserted by Indemnitee in such action was made in bad faith or was frivolous.

(d)    Claims Under Section 16(b). To indemnify, exonerate or hold harmless Indemnitee for expenses and the payment of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 16(b) of the Exchange Act, or any similar successor statute; provided, however, that notwithstanding any limitation set forth in this Section 7(d) regarding the Company’s obligation to provide indemnification or exoneration or hold harmless rights to Indemnitee, Indemnitee shall be entitled under Section 2(b) to receive Expense Advances hereunder with respect to any such Claim unless and until a court having jurisdiction over the Claim shall have made a final judicial determination (as to which all rights of appeal therefrom have been exhausted or lapsed) that Indemnitee has violated said statute.

8.    Burden of Proof. In connection with any determination by the Reviewing Party or otherwise as to whether Indemnitee is entitled to be indemnified under any provision of this Agreement, the burden of proof shall be on the Company to establish that Indemnitee is not so entitled.

9.    No Presumption. For purposes of this Agreement, the termination of any claim, action, suit, or proceeding, by judgment, order, settlement (whether with or without court approval), or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law. In addition, neither the failure of the Reviewing Party to have made a determination as to whether Indemnitee has met any particular standard of conduct or had any particular belief, nor an actual determination by the Reviewing Party that Indemnitee has not met such standard of conduct or did not have such belief, prior to the commencement of legal proceedings by Indemnitee to secure a judicial determination that Indemnitee should be indemnified under applicable law shall be a defense to Indemnitee’s claim or create a presumption that Indemnitee has not met any particular standard of conduct or did not have any particular belief.

10.    Action of Others. The knowledge and/or actions, or failure to act, of any director, officer, agent, or employee of the Company shall not be imputed to the Indemnitee for purposes of determining the right to indemnification under this Agreement.

11.    Non-exclusivity. The rights of Indemnitee hereunder shall be in addition to any other rights Indemnitee may have under the Company’s Bylaws or Certificate of Incorporation or the Delaware General Corporation Law or otherwise. To the extent that a change in the Delaware General Corporation Law (whether by statute or judicial decision) permits greater indemnification by agreement than would be afforded currently under the Company’s Bylaws or Certificate of Incorporation and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by that change. To the extent that there is a conflict or inconsistency between the terms of this Agreement and the Company’s Certificate of Incorporation, it is the intent of the parties hereto that the Indemnitee shall enjoy the greater benefits regardless of whether contained herein, or in the Company’s Certificate of Incorporation. No amendment or alteration of the Company’s Certificate of Incorporation or Bylaws or any other agreement shall adversely affect the rights provided to the Indemnitee under this Agreement. No limitation of the Indemnitee’s rights pursuant to this Agreement shall in any way limit, or imply any limitation of, the Indemnitee’s rights under any other agreement.

12.    Liability Insurance. Except as otherwise agreed to by the Company and Indemnitee in a written agreement, to the extent the Company maintains an insurance policy or policies providing directors’ and officers’ liability insurance, Indemnitee shall be covered by that policy or those policies, in accordance with its or their terms, to the maximum extent of the coverage available for any Company director or officer. In addition, the Company shall give prompt notice of the commencement of any Claim to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such Claim in accordance with the terms of such policies.

13.    Period of Limitations. No legal action shall be brought and no cause of action shall be asserted by or on behalf of the Company or any affiliate of the Company against Indemnitee or Indemnitee’s spouse, heirs, executors, or personal or legal representatives after the expiration of two years from the date of accrual of that cause of action, and any claim or cause of action of the Company or its affiliate shall be extinguished and deemed released unless asserted by the timely filing of a legal action within that two-year period; provided, however, that, if any shorter period of limitations is otherwise applicable to any such cause of action, the shorter period shall govern.

14.    Amendments. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any provision of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall that waiver constitute a continuing waiver.

15.    Subrogation. In the event of payment under this Agreement, the Company shall, subject to the conflicting rights of an insurer pursuant to any policy contemplated by Section 12 hereof, be subrogated to the extent of that payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure those rights, including the execution of the documents necessary to enable the Company effectively to bring suit to enforce those rights.

16.    No Duplication of Payments. The Company shall not be liable under this Agreement to make any payment in connection with any claim made against Indemnitee to the extent Indemnitee has otherwise actually received payment (under an insurance policy, provision of the Company’s Certificate of Incorporation or Bylaws or otherwise) of the amounts otherwise indemnifiable hereunder.

17.    Binding Effect. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns (including any direct or indirect successor by purchase, merger, consolidation, or otherwise to all or substantially all of the business or assets of the Company), spouses, heirs, and personal and legal representatives. This Agreement shall continue in effect regardless of whether Indemnitee continues to serve as an officer or director of the Company or another entity or enterprise at the Company’s request.

18.    Severability. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during the term hereof, that provision shall be fully severable; this Agreement shall be construed and enforced as if that illegal, invalid, or unenforceable provision had never comprised a part hereof; and the remaining provisions shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of that illegal, invalid, or unenforceable provision, there shall be added automatically as a part of this Agreement a provision as similar in terms to the illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.

19.    Integration and Entire Agreement. This Agreement sets forth the entire understanding between the parties hereto and supersedes and merges all previous written and oral negotiations, commitments, understandings and agreements relating to the subject matter hereof between the parties hereto.

20.    No Construction as Employment Agreement. Nothing contained in this Agreement shall be construed as giving Indemnitee any right to employment by the Company or any of its subsidiaries or affiliated entities.

21.    Additional Acts. If for the validation of any of the provisions in this Agreement any act, resolution, approval or other procedure is required, the Company undertakes to cause such act, resolution, approval or other procedure to be affected or adopted in a manner that will enable the Company to fulfill its obligations under this Agreement.

22.    Consent to Jurisdiction. The Company and Indemnitee irrevocably agree that all disputes in any way relating to or arising under this Agreement, including, without limitation, any action for advancement of Expenses or indemnification and the rights and obligations arising in connection herewith, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder, shall be litigated, if at all, exclusively in (i) the Delaware Court of Chancery in and for New Castle County, (ii) in the event (but only in the event) that such court does not have subject matter jurisdiction over such suit, action or other proceeding, the Delaware Superior Court, (iii) in the event (but only in the event) such courts identified in clauses (i) or (ii) do not have subject matter jurisdiction over such suit, action or other proceeding, the United States District Court for the District of Delaware or (iv) in the event (but only in the event) such courts identified in clauses (i), (ii) and (iii) do not have subject matter jurisdiction over such suit, action or other proceeding, any other Delaware state court (the “Chosen

Courts”), and solely in connection with litigation (A) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (B) irrevocably waives any claim that it is not personally subject to the jurisdiction of the Chosen Courts for any reason other than the failure to serve in accordance with this Section 22 and any claim that it or its property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in the Chosen Courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), (C) irrevocably submits to the exclusive venue of any such litigation in the Chosen Courts and waives any objection to laying venue in any such litigation in the Chosen Courts and (D) waives any objection that the Chosen Courts are an inconvenient forum, do not have jurisdiction over any party hereto or that this Agreement, or the subject matter hereof, may not be enforced in or by such courts. Each party agrees that a final judgment in any such litigation brought in the Chosen Courts shall be conclusive and binding upon each of the parties and may be enforced in any other courts the jurisdiction of which each of the parties is or may be subject, by suit upon such judgment. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 25 and agrees that service made in such manner shall have the same legal force and effect as if served upon such party personally within the State of Delaware. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by Law.

23.    Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in that state without giving effect to the principles of conflicts of laws to the extent that the application of the laws of another jurisdiction would be required thereby.

24.    Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

25.    Notices. All notices, requests, consents, and other communications hereunder to any party shall be deemed to be sufficient if contained in a written document delivered in person or sent by e-mail or other electronic transmission, nationally recognized overnight courier, or personal delivery, addressed to such party at the address set forth on the signature page hereof or such other address as may hereafter be designated in writing by either such party to the other party. All such notices, requests, consents, and other communications shall be deemed to have been given or made if and when received (including by overnight courier) by the parties or on the date sent by e-mail to the e-mail addresses specified on the signature page hereof (or at such other address or e-mail address for a party as shall be specified by like notice); provided, however, that notice given by e-mail shall not be effective unless (i) such notice specifically states that it is being delivered pursuant to this Agreement and (ii) either (A) a duplicate copy of such e-mail notice is promptly given by one of the other methods described in this Section 25 or (B) the receiving party delivers a written confirmation of receipt for such notice by email (excluding “out of office” or similar automated replies) or any other method described in this Section 25).

26.    Coverage of Indemnification. The indemnification under this Agreement shall cover Indemnitee’s service as a director, officer, employee, agent, or fiduciary of the Company, or as a director, officer, employee, trustee, agent, or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust, or other entity or enterprise at the request of the Company prior to or after the date of this Agreement. This Agreement shall continue in effect regardless of whether Indemnitee continues to serve as one or more of a director, officer, employee, agent, or fiduciary of the Company, or as a director, officer, employee, trustee, agent, or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust, or other entity or enterprise at the request of the Company.

27.    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but in making proof hereof it shall not be necessary to produce or account for more than one such counterpart.

[SIGNATURE PAGE FOLLOWS]

EXECUTED as of the date first written above.

ManTech International Corporation

By:
Name:
Title:

Address:	2251 Corporate Park Drive Herndon, VA 20171

Indemnitee

Name:
Address: